                                                                EXHIBIT 3.4




                                  * * * * * *

                              AMENDED AND RESTATED
                                     BYLAWS

                                       OF

                              JLM INDUSTRIES, INC.

                                  * * * * * *

                              AMENDED AND RESTATED
                                     BYLAWS
                                       OF
                              JLM INDUSTRIES, INC.
                               TABLE OF CONTENTS

Title                                                                                                                Page
ARTICLE I                 Offices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1.
         Section 1.       PRINCIPAL OFFICE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1.
         Section 2.       OTHER OFFICES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1.

ARTICLE II                Stockholders  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1.
         Section 1.       ANNUAL MEETING  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1.
         Section 2.       SPECIAL MEETINGS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2.
         Section 3.       PLACE OF MEETING  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2.
         Section 4.       NOTICE OF MEETING . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3.
         Section 5.       WAIVER OF CALL AND NOTICE OF MEETING  . . . . . . . . . . . . . . . . . . . . . . . . . . .  3.
         Section 6.       QUORUM  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3.
         Section 7.       VOTING LISTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3.
         Section 8.       VOTING OF SHARES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3.
         Section 9.       PROXIES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  4.
         Section 10.      INFORMAL ACTION BY STOCKHOLDERS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  4.
         Section 10.      INSPECTORS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  5.

ARTICLE III               Board of Directors  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  5.
         Section 1.       GENERAL POWERS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  5.
         Section 2.       NUMBER, CLASSIFICATION, TENURE AND QUALIFICATIONS . . . . . . . . . . . . . . . . . . . . .  5.
         Section 3.       ANNUAL MEETING  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6.
         Section 4.       REGULAR MEETINGS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6.
         Section 5.       SPECIAL MEETINGS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6.
         Section 6.       NOTICE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6.
         Section 7.       QUORUM  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7.
         Section 8.       MANNER OF ACTING  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7.
         Section 9.       REMOVAL . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7.
         Section 10.      VACANCIES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7.
         Section 11.      COMPENSATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7.
         Section 12.      PRESUMPTION OF ASSENT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7.
         Section 13.      INFORMAL ACTION BY BOARD  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7.
         Section 14.      MEETING BY TELEPHONE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  8.
         Section 15.      NOMINATIONS AND ELECTIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  8.

ARTICLE IV                Officers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  9.
         Section 1.       OFFICERS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  9.
         Section 2.       ELECTION AND TERM OF OFFICE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  9.
         Section 3.       RESIGNATION AND REMOVAL . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  9.
         Section 4.       VACANCIES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  9.
         Section 5.       DUTIES OF OFFICERS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  9.
         Section 6.       SALARIES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 10.
         Section 7.       DELEGATION OF DUTIES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 10.
         Section 8.       DISASTER EMERGENCY POWERS OF ACTING OFFICERS  . . . . . . . . . . . . . . . . . . . . . . . 10.

ARTICLE V                 Executive and Other Committees  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 11.
         Section 1.       CREATION OF COMMITTEES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 11.
         Section 2.       EXECUTIVE COMMITTEE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 11.
         Section 3.       OTHER COMMITTEES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 11.
         Section 4.       REMOVAL OR DISSOLUTION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 11.
         Section 5.       VACANCIES ON COMMITTEES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 11.
         Section 6.       MEETINGS OF COMMITTEES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 11.
         Section 7.       ABSENCE OF COMMITTEE MEMBERS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 12.
         Section 8.       QUORUM OF COMMITTEES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 12.
         Section 9.       MANNER OF ACTING OF COMMITTEES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 12.
         Section 10.      MINUTES OF COMMITTEES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 12.
         Section 11.      COMPENSATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 12.
         Section 12.      INFORMAL ACTION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 12.

ARTICLE VI                Indemnification of Directors and Officers . . . . . . . . . . . . . . . . . . . . . . . . . 12.
         Section 1.       GENERAL . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 12.
         Section 2.       ACTIONS BY OR IN THE RIGHT OF THE CORPORATION . . . . . . . . . . . . . . . . . . . . . . . 13.
         Section 3.       OBLIGATION TO INDEMNIFY . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 13.
         Section 4.       DETERMINATION THAT INDEMNIFICATION IS PROPER  . . . . . . . . . . . . . . . . . . . . . . . 13.
         Section 5.       EVALUATION AND AUTHORIZATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 14.
         Section 6.       PREPAYMENT OF EXPENSES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 14.
         Section 7.       NONEXCLUSIVITY AND LIMITATIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 14.
         Section 8.       CONTINUATION OF INDEMNIFICATION RIGHT; DEFINITIONS  . . . . . . . . . . . . . . . . . . . . 14.
         Section 9.       INSURANCE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 14.

ARTICLE VII      Interested Parties . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 15.
         Section 1.       GENERAL . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 15.
         Section 2.       DETERMINATION OF QUORUM . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 15.
         Section 3.       APPROVAL BY STOCKHOLDERS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 15.

ARTICLE VIII     Certificates of Stock  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 16.
         Section 1.       CERTIFICATES FOR SHARES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 16.

         Section 2.       TRANSFER AGENTS AND REGISTRARS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 16.
         Section 3.       TRANSFER OF SHARES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 16.
         Section 4.       LOST CERTIFICATES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 16.
         Section 5.       SIGNATURES OF PAST OFFICERS. .    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 17.

ARTICLE IX                Record Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 17.

ARTICLE X                 Dividends . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 17.

ARTICLE XI                Fiscal Year . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 17.

ARTICLE XII               Seal  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 18.

ARTICLE XIII              Stock in Other Corporations   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 18.

ARTICLE XIV               Emergency Bylaws  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 18.

         Section 1.       SCOPE OF EMERGENCY BYLAWS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 18.
         Section 2.       CALL AND NOTICE OF MEETING  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 18.
         Section 3.       QUORUM AND VOTING . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 18.
         Section 4.       APPOINTMENT OF TEMPORARY DIRECTORS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . 19.
         Section 5.       MODIFICATION OF LINES OF SUCCESSION . . . . . . . . . . . . . . . . . . . . . . . . . . . . 19.
         Section 6.       CHANGE OF PRINCIPAL OFFICE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 19.
         Section 7.       LIMITATION OF LIABILITY . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 19.
         Section 8.       AMENDMENT OR REPEAL . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 20.

ARTICLE XV       Amendments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 20.

ARTICLE XVI      Precedence of Law and Articles of Incorporation  . . . . . . . . . . . . . . . . . . . . . . . . . . 20.

                                                                     EXHIBIT 3.4

                              AMENDED AND RESTATED
                                     BYLAWS
                                       OF
                              JLM INDUSTRIES, INC.


                                   ARTICLE I

                                    OFFICES

         SECTION 1. PRINCIPAL OFFICE. The principal office of JLM Industries, Inc. (the "Corporation") shall be in the City of Tampa, County of Hillsborough and State of Florida or at such other place within or without the State of Florida as the Board of Directors of this Corporation (the "Board of Directors" or the "Board") or the officers of this Corporation acting within their authority shall from time to time determine.

         SECTION 2. OTHER OFFICES. The Corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation may require.


                                   ARTICLE II

                                  STOCKHOLDERS

         SECTION 1. ANNUAL MEETING. The annual meeting of the stockholders of the Corporation shall be held on such date, and at such time and place within or without the state of Delaware as may be designated by the Board of Directors from time to time for the purpose of electing directors and for the transaction of such other business as may come before the meeting. Any action required or permitted to be taken by the holders of the Common Stock of the Corporation must be effected at a duly called annual or special meeting of such holders.

         At an annual meeting of stockholders, only such business shall be conducted, and only such proposals shall be acted upon, as shall have been brought before the annual meeting (c) by, or at the direction of, the Chairman of the Board of Directors, or (d) by any stockholder of this Corporation who complies with the notice procedures set forth in this Article II and the requirements of Rule 14a-8 under the Securities Exchange Act of 1934.

         For a proposal to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of this Corporation. To be timely, a stockholder's notice must be delivered to, or mailed and received at, the principal executive offices of this Corporation not less than 70 nor more than 90 days prior to the first anniversary of the scheduled annual meeting; provided, however, that in the event that the date of the





                                       1.

annual meeting is advanced by more than 20 days, or delayed by more than 70 days, from such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the ninetieth day prior to such annual meeting and not later than the close of business on the later of the seventieth day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made.

         A stockholder's notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting, in addition to any other information as may be required by law, (a) a brief description of the proposal desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (b) the name and address, as they appear on this Corporation's books, of the stockholder proposing such business and any other stockholders known by such stockholder to be supporting such proposal, (c) the class and number of shares of this Corporation's stock which are beneficially owned by the stockholder on the date of such stockholder notice and by any other stockholders known by such stockholder to be supporting such proposal on the date of such stockholder notice, and (d) any financial interest of the stockholder in such proposal.

         The presiding officer of the annual meeting shall determine and declare at the annual meeting whether the stockholder proposal was made in accordance with the terms of this Article II, Section 1. If the presiding officer determines that a stockholder proposal was not made in accordance with the terms of this Article II, Section 1, he or she shall so declare at the annual meeting and any such proposal shall not be acted upon at the annual meeting.

         This provision shall not prevent the consideration and approval or disapproval at the annual meeting of reports of officers, directors and committees of the Board of Directors, but, in connection with such reports, no new business shall be acted upon at such annual meeting unless stated, filed and received as herein provided.

         SECTION 2. SPECIAL MEETINGS. Except as otherwise required by law and subject to the rights of the holders of any series of Preferred Stock then outstanding, special meetings of the stockholders of this Corporation for any purpose or purposes may be called at any time by (a) a vote of the majority of the Board of Directors, (b) the Chairman of the Board of Directors, or (c) the Chief Executive Officer of this Corporation. Special meetings of the stockholders of this Corporation may not be called by any other person or persons. At any special meeting of stockholders, only such business shall be conducted, and only such proposals shall be acted upon, as shall have been set forth in the notice of such special meeting.

         SECTION 3. PLACE OF MEETING. The Board of Directors may designate any place, either within or without the State of Delaware, as the place of meeting for any annual or special meeting of the stockholders. A waiver of notice signed by all stockholders entitled to vote at a meeting may designate any place, either within or without the State of Delaware, as the place for the holding of such meeting. If no designation is made, or if a special meeting be otherwise called, the place of meeting shall be the principal office of the Corporation in the State of Florida.





                                      2.

         SECTION 4. NOTICE OF MEETING. Except as otherwise provided by law, written notice stating the place, day and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which it is called shall be delivered not less than ten (10) nor more than sixty (60) days before the date of the meeting, either personally, via United States mail, telegraph, teletype, facsimile, or other electronic transmission, or by private mail carriers handling nationwide mail services, by or at the direction of the President or the Secretary, to each stockholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the stockholder at the stockholder's address as it appears on the stock transfer books of the Corporation, with postage thereon prepaid.

         SECTION 5. WAIVER OF CALL AND NOTICE OF MEETING. Call and notice of any stockholders' meeting may be waived by any stockholder; and, notice of such meeting shall not be required as to any stockholder who shall attend such meeting in person or by proxy, except where the stockholder attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

         SECTION 6. QUORUM. Except as otherwise provided in these by-laws or in the Restated Certificate of Incorporation, a majority of the outstanding shares of the Corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of the stockholders; and, except as otherwise provided in the Restated Certificate of Incorporation, the vote, in person or by proxy, of the holders of a majority of the shares constituting a quorum shall be the act of the stockholders of the Corporation. If less than a majority of the outstanding shares are represented at a regularly called meeting of stockholders, a majority of the shares so represented may adjourn the meeting from time to time without further notice. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. If the adjournment is for more than 30 days, or if, after the adjournment, a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

         SECTION 7. VOTING LISTS. At least ten (10) days prior to each meeting of stockholders, the officer having charge of the stock transfer books for shares of the Corporation shall make a complete list of the stockholders, arranged in alphabetical order, entitled to vote at such meeting, or any adjournment thereof, with the address and the number of shares held by each, which list shall be subject to inspection by any stockholder, for any purpose germane to the meeting, during normal business hours for at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or if not so specified, at the place where the meeting is to be held. The list also shall be produced at the meeting and shall be subject to inspection by any stockholder during the whole time of the meeting. The original stock transfer book shall be prima facie evidence as to who are the stockholders entitled to examine such list or the transfer books or to vote at any meeting of the stockholders.





                                      3.

         SECTION 8. VOTING OF SHARES. Each stockholder entitled to vote shall be entitled at every meeting of the stockholders to one vote in person or by proxy for each share of voting stock held by such stockholders. Such right to vote shall be subject to the right of the Board of Directors to close the transfer books or to fix a record date for voting stockholders as hereinafter provided. Treasury shares, and shares of stock of this Corporation owned directly or indirectly by another corporation the majority of the voting stock of which is owned or controlled by this Corporation, shall not be voted at any meeting and shall not be counted in determining the total number of outstanding shares.

         SECTION 9. PROXIES. At all meetings of stockholders, a stockholder may vote by proxy, executed in writing by the stockholder or by the stockholder's duly authorized attorney-in-fact; but, no proxy shall be valid after three (3) years from its date, unless the proxy provides for a longer period. Without limiting the manner in which a stockholder may authorize another person or persons to act for the stockholder as proxy pursuant to the General Corporation Law of the State of Delaware, the following shall constitute a valid means by which a stockholder may grant such authority: (1) a stockholder may execute a writing authorizing another person or persons to act for the stockholder as proxy, and execution of the writing may be accomplished by the stockholder or the stockholder's authorized officer, director, employee or agent signing such writing or causing his or her signature to be affixed to such writing by any reasonable means including, but not limited to, by facsimile signature; or (2) a stockholder may authorize another person or persons to act for the stockholder as proxy by transmitting or authorizing the transmission of a telegram, cablegram, or other means of electronic transmission to the person who will be the holder of the proxy or to a proxy solicitation firm, proxy support service organization or like agent duly authorized by the person who will be the holder of the proxy to receive such transmission, provided that any such telegram, cablegram or other means of electronic transmission must either set forth or be submitted with information from which it can be determined that the telegram, cablegram or other electronic transmission was authorized by the stockholder. If it is determined that such telegrams, cablegrams or other electronic transmissions are valid, the inspector or inspectors of stockholder votes or, if there are no such inspectors, such other persons making that determination shall specify the information upon which they relied.

         Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission created pursuant to the preceding paragraph of this Section 9 may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission. Each proxy shall be filed with the Secretary of the Corporation before or at the time of the meeting to which they relate.


         SECTION 10. INFORMAL ACTION BY STOCKHOLDERS. Unless otherwise provided in the Certificate of Incorporation, any action required or permitted to be taken at a meeting of the stockholders may be taken without a meeting, without prior notice and without a vote if one or more





                                      4.

consents in writing, setting forth the action so taken, shall be signed by stockholders holding shares representing not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. No written consent shall be effective to take the corporate action referred to therein unless, within sixty (60) days of the date of the earliest dated consent delivered to the Secretary, written consent signed by the number of stockholders required to take action is delivered to the Secretary. If authorization of an action is obtained by one or more written consent but less than all stockholders so consent, then after obtaining the authorization of such action by written consents, prompt notice must be given to each stockholder who did not consent in writing and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for such meeting had been the date that written consents signed by a sufficient number of holders to take the action were delivered to the Corporation as provided in this section.

         SECTION 10. INSPECTORS. The Board of Directors or the President, in advance of all meetings of the stockholders, shall appoint one or more inspectors of stockholder votes, who may be stockholders or their proxies, but not directors of the Corporation or candidates for office. In the event that the Board of Directors fails to so appoint inspectors of stockholder votes or, in the event that one or more inspectors of stockholder votes previously designated by the Board of Directors fails to appear or act at the meeting of stockholders, the Chairman of the meeting may appoint one or more inspectors of stockholder votes to fill such vacancy or vacancies. Inspectors of stockholder votes appointed to act at any meeting of the stockholders, before entering upon the discharge of their duties, shall be sworn faithfully to execute the duties of inspector of stockholder votes with strict impartiality and according to the best of their ability and the oath so taken shall be subscribed by them. Inspectors of stockholder votes shall, subject to the power of the Chairman of the meeting to open and close the polls, take charge of the polls, and, after the voting, shall make a certificate of the result of the vote taken.


                                  ARTICLE III

                               BOARD OF DIRECTORS

         SECTION 1. GENERAL POWERS. The business and affairs of the Corporation shall be managed by its Board of Directors, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by law, the Restated Certificate of Incorporation or these by-laws directed or required to be exercised or done only by the stockholders.

         SECTION 2. NUMBER, CLASSIFICATION, TENURE AND QUALIFICATIONS. This Corporation's Board of Directors shall consist of not less than three (3) directors and not more than nine (9) directors, the exact number of directors to be determined from time to time by resolution adopted by the affirmative vote of a majority of the Board of Directors. A director shall hold office until the next annual meeting of stockholders and until his or her successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from





                                      5.

office. Notwithstanding the foregoing, whenever the holders of any one or more classes or series of Preferred Stock issued by this Corporation shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of the Restated Certificate of Incorporation and these Bylaws (including any certificate of designations relating to any series of Preferred Stock or Series Common Stock) or resolutions adopted by the Board of Directors pursuant to this Article III.

         SECTION 3. ANNUAL MEETING. The Board of Directors shall hold an annual meeting for the purpose of the election of officers and the transaction of such other business as may come before the meeting. If no other date, place and/or time is set by the Board for such meeting, the same shall be held at the same place as and immediately following the annual meeting of stockholders; and, if a majority of the directors are present at such place and time, no prior notice of such meeting shall be required to be given to the directors (except when the director attends a meeting for the express purpose of objecting at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened), or who shall waive notice thereof, before or after such meeting, in writing. The place and time of such meeting may be varied by written consent of all the directors.

         SECTION 4. REGULAR MEETINGS. Regular meetings of the Board of Directors shall be held at such time as may from time to time be fixed by resolution of the Board of Directors. Notice need not be given of regular meetings of the Board of Directors at times fixed by resolution of the Board of Directors.

         SECTION 5. SPECIAL MEETINGS. Special meetings of the Board of Directors may be held at any time upon the call of the Chairman of the Board, if there be one, the President or any two (2) directors, by oral or written notice, including telegraph, telex or transmission of a telecopy, e-mail or other means of transmission, duly served on or sent or mailed to each director to such director's address or telecopy number as shown on the books of the Corporation not less than one day before the meeting. The person or persons authorized to call special meetings of the Board of Directors may fix the place for holding any special meetings of the Board of Directors called by him or them, as the case may be. If no such designation is made, the place of meeting shall be the principal office of the Corporation in the State of Florida.

         SECTION 6. NOTICE. Written notice stating the place, day and hour of the meeting shall be delivered at least two (2) days prior thereto to each director, either personally, or by mail, telegram or cablegram to the director's business address. If notice is given by mail, such notice shall be deemed to be delivered when deposited in the United States mail so addressed with postage thereon prepaid. If notice is given by telegram or cablegram, such notice shall be deemed to be delivered when the telegram or cablegram is delivered to the issuing company. Any director may waive notice of any meeting, either before, at or after such meeting. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the





                                      6.

express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

         SECTION 7. QUORUM.   A quorum for the transaction of business at all
meetings of the Board of Directors shall be a majority of the number of directors determined from time to time to comprise the Board of Directors, and the act of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board.

         SECTION 8. MANNER OF ACTING. The act of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

         SECTION 9. REMOVAL. Subject to the rights, if any, of the holders of shares of Preferred Stock then outstanding, any or all of the directors of this Corporation may be removed with or without cause from office at any annual or special meeting of stockholders. Notice of any such annual or special meeting of stockholders shall state that the removal of a director or directors is among the purposes of the meeting and shall state the grounds therefor. Directors may be removed by the stockholders with cause by the affirmative vote of at least a majority of the voting power of all shares of the Corporation entitled to vote generally in the election of directors voting as a single class. Directors may be removed without cause only by the affirmative vote of at least eighty percent (80%) of the voting power of all shares of the Corporation entitled to vote generally in the election of directors voting as a single class.

         SECTION 10.  VACANCIES.   Any newly created directorship on the Board
of Directors that results from an increase in the number of directors and any vacancy occurring in the Board of Directors resulting from death, resignation, disqualification, removal or other cause, may only be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director. Any director elected to fill a vacancy resulting from an increase in the number of directors or otherwise shall hold office until the next annual meeting of stockholders and until such director's successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

         SECTION 11. COMPENSATION. By resolution of the Board of Directors, the directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors, and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as directors. No payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

         SECTION 12. PRESUMPTION OF ASSENT. A director of the Corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless such director votes against such action or abstains from voting in respect of such matter because of an asserted conflict of interest.


                                     7.

         SECTION 13. INFORMAL ACTION BY BOARD. Any action required or permitted to be taken by any provisions of law, the Restated Certificate of Incorporation or these bylaws at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if a written consent thereto is signed by all members of the Board or of such committee, as the case may be, and filed in the minutes of the proceedings of the Board or such committee, as the case may be.

         SECTION 14. MEETING BY TELEPHONE. Directors or the members of any committee thereof shall be deemed present at a meeting of the Board of Directors or of any such committee, as the case may be, if the meeting is conducted using a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time.

         SECTION 15. NOMINATIONS AND ELECTIONS. Subject to the rights, if any, of the holders of shares of Preferred Stock then outstanding, only persons who are nominated in accordance with the following procedures shall be eligible for election as directors at meetings of stockholders.

         Nominations of persons for election to the Board of Directors of this Corporation may be made at a meeting of stockholders by or at the direction of:
(a) the Board of Directors; (b) by any nominating committee or person appointed by the Board; (c) or by any stockholder of this Corporation entitled to vote for the election of directors at the meeting who complies with the notice procedures set forth in this Article III.


         Nominations by stockholders shall be made pursuant to timely notice in writing to the Secretary of this Corporation. To be timely, a stockholder's notice of nominations of persons for election to the Board of Directors at an annual meeting must be delivered to, or mailed and received at, the principal executive offices of this Corporation not less than 70 nor more than 90 days prior to the date of the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than 20 days, or delayed by more than 70 days, from such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the ninetieth day prior to such annual meeting and not later than the close of business on the later of the seventieth day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made. To be timely , a stockholder's notice of nominations of persons for election to the Board of Directors at a special meeting shall be delivered to, or mailed and received at, the principal executive offices of this Corporation not earlier than the ninetieth day prior to such special meeting and not later than the close of business on the later of the seventieth day prior to such special meeting or the tenth day following the day on which public announcement of such meeting is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting.


         A stockholder's notice to the Secretary shall set forth (a) as to each person whom the stockholder proposes to nominate for election or reelection as a director, (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class and number of shares of capital stock of this Corporation which are beneficially





                                      8.

owned by the person and (iv) any other information relating to the person that is required to be disclosed in solicitations for proxies for election of directors pursuant to Schedule 14A under the Securities Exchange Act of 1934, as amended; and (b) as to the stockholder giving the notice (i) the name and address, as they appear on this Corporation's books, of the stockholder and
(ii) the class and number of shares of this Corporation's stock which are beneficially owned by the stockholder on the date of such stockholder notice. This Corporation may require any proposed nominee to furnish such other information as may reasonably be required by this Corporation to determine the eligibility of such proposed nominee to serve as a director of this Corporation.

         The presiding officer of the meeting shall determine and declare at the meeting whether the nomination was made in accordance with the terms of this Section 15, Article III. If the presiding officer determines that a nomination was not made in accordance with the terms of this Article III, he or she shall so declare at the meeting and any such defective nomination shall be disregarded.


                                   ARTICLE IV

                                    OFFICERS

         SECTION 1. OFFICERS. The officers of the Corporation shall consist of a President, Chief Executive Officer, a Secretary and a Treasurer, each of whom shall be appointed by the Board of Directors. The Board of Directors may also appoint a Chairman of the Board, who may be an officer of this Corporation if the Board so determines, one or more Vice Presidents, one or more Assistant Secretaries and Assistant Treasurers, and such other officers as the Board of Directors shall deem appropriate. The same individual may simultaneously hold more than one office in this Corporation.

         SECTION 2. ELECTION AND TERM OF OFFICE. The officers of this Corporation shall be appointed annually by the Board of Directors at its annual meeting. If the appointment of officers shall not be made at such meeting, such appointment shall be made as soon thereafter as is convenient. Each officer shall hold office until such officer's successor is duly appointed and qualifies, unless such officer sooner dies, resigns or is removed by the Board. The appointment of an officer does not itself create contract rights.

         SECTION 3. RESIGNATION AND REMOVAL. An officer may resign at any time by delivering notice to this Corporation. A resignation shall be effective when the notice is delivered unless the notice specifies a later effective date. An officer's resignation shall not affect this Corporation's contract rights, if any, with the officer. The Board of Directors may remove an officer at any time with or without cause. An officer's removal shall not affect the officer's contract rights, if any, with this Corporation.

         SECTION 4. VACANCIES. A vacancy in any office because of death, resignation, removal, disqualification or otherwise may be filled by the Board of Directors for the unexpired portion of the term.





                                      9.

         SECTION 5. DUTIES OF OFFICERS. The Chairman of the Board of the Corporation, or the President if there shall not be a Chairman of the Board, shall preside at all meetings of the Board of Directors and of the stockholders. The Chief Executive Officer shall be the chief executive officer of the Corporation. The Secretary shall be responsible for preparing minutes of the directors' and stockholders' meetings and for authenticating records of this Corporation. Subject to the foregoing, the officers of the Corporation shall have such powers and duties as ordinarily pertain to their respective offices and such additional powers and duties specifically conferred by law, the Restated Certificate of Incorporation and these by-laws, or as may be assigned to them from time to time by the Board of Directors or an officer authorized by the Board of Directors to prescribe the duties of other officers.

         SECTION 6. SALARIES. The salaries of the officers shall be fixed from time to time by the Board of Directors, by any duly appointed committee thereof, or otherwise as approved by the Board, and no officer shall be prevented from receiving a salary by reason of the fact that the officer is also a director of the Corporation.

         SECTION 7. DELEGATION OF DUTIES. In the absence or disability of any officer of the Corporation, or for any other reason deemed sufficient by the Board of Directors, the Board may delegate the powers or duties of such officer to any other officer or to any other director for the time being.

         SECTION 8. DISASTER EMERGENCY POWERS OF ACTING OFFICERS. If, as a result of a nuclear disaster or a state of emergency, the President is unable to perform the duties of the office of President and/or other officers are unable to perform their duties, (a) the powers and duties of the President shall be held and performed by that officer of the Corporation highest on the list of successors (adopted by the Board of Directors for such purpose) who shall be available and capable of holding and performing such powers and duties; and, absent any such prior designation, by that Vice President who shall be available and capable of holding and performing such powers and duties whose surname commences with the earliest letter of the alphabet among all such Vice Presidents; or, if no Vice President is available and capable of holding and performing such powers and duties, then by the Secretary; or, if the Secretary is likewise unavailable, by the Treasurer; (b) the officer so selected to hold and perform such powers and duties shall serve as Acting President until the President again becomes capable of holding and performing the powers and duties of President, or until the Board of Directors shall have elected a new President or designated another individual as Acting President;
(c) such officer (or the President, if such person is still serving) shall have the power, in addition to all other powers granted to the President by law, the Certificate of Incorporation, these by-laws and the Board of Directors, to appoint acting officers to fill vacancies that may have occurred, either permanently or temporarily, by reason of such disaster or emergency, each of such acting appointees to serve in such capacity until the officer for whom the acting appointee is acting is capable of performing the duties of such office, or until the Board of Directors shall have designated another individual to perform such duties or shall have elected or appointed another person to fill such office; (d) each acting officer so appointed shall be entitled to exercise all powers invested by law, the Restated Certificate of Incorporation, these by-laws and the Board of Directors





                                      10.

in the office in which such person is serving; and (e) anyone transacting business with the Corporation may rely upon a certificate signed by any two officers of the Corporation that a specified individual has succeeded to the powers and duties of the President or such other specified office. Any person, firm, corporation or other entity to which such certificate has been delivered by such officers may continue to rely upon it until notified of a change by means of a writing signed by two officers of this Corporation.


                                   ARTICLE V

                         EXECUTIVE AND OTHER COMMITTEES

         SECTION 1. CREATION OF COMMITTEES. The Board of Directors may designate an Executive Committee and one or more other committees, each to consist of two (2) or more of the directors of the Corporation.

         SECTION 2. EXECUTIVE COMMITTEE. The Executive Committee, if there shall be one, shall consult with and advise the officers of this Corporation in the management of its business, and shall have, and may exercise, except to the extent otherwise provided in the resolution of the Board of Directors creating such Executive Committee, such powers of the Board of Directors as can be lawfully delegated by the Board.

         SECTION 3. OTHER COMMITTEES. Such other committees, to the extent provided in the resolution or resolutions creating them, shall have such functions and may exercise such powers of the Board of Directors as can be lawfully delegated.

         SECTION 4. REMOVAL OR DISSOLUTION. Any committee of the Board of Directors may be dissolved by the Board at any meeting; and, any member of such committee may be removed by the Board of Directors whenever, in its judgment, the best interests of the Corporation will be served thereby, but, such removal shall be without prejudice to the contract rights, if any, of the person so removed.

         SECTION 5. VACANCIES ON COMMITTEES. Vacancies on any committee of the Board of Directors shall be filled by the Board of Directors at any regular or special meeting.

         SECTION 6. MEETINGS OF COMMITTEES. Regular meetings of any committee of the Board of Directors may be held without notice at such time and at such place as shall from time to time be determined by such committee and special meetings of any such committee may be called by any member thereof upon two (2) days notice to each of the other members of such committee, or on such shorter notice as may be agreed to in writing by each of the other members of such committee, given either personally or in the manner provided in Section 6 of
Article III of these by-laws (pertaining to notice for directors' meetings).





                                      11.

         SECTION 7. ABSENCE OF COMMITTEE MEMBERS. The Board of Directors may designate one or more directors as alternate members of any committee of the Board of Directors, who may replace at any meeting of such committee, any member not able to attend.

         SECTION 8. QUORUM OF COMMITTEES. At all meetings of committees of the Board of Directors, a majority of the committee's members then in office shall constitute a quorum for the transaction of business.

         SECTION 9. MANNER OF ACTING OF COMMITTEES. The acts of a majority of the members of any committee of the Board of Directors present at any meeting at which there is a quorum shall be the act of such committee.

         SECTION 10. MINUTES OF COMMITTEES. Each committee of the Board of Directors shall keep regular minutes of its proceedings and report the same to the Board of Directors when required.

         SECTION 11. COMPENSATION. Members of any committee of the Board of Directors may be paid compensation in accordance with the provisions of Section 11 of Article III of these by-laws (pertaining to compensation of directors).

         SECTION 12. INFORMAL ACTION. Any committee of the Board of Directors may take such informal action and hold such informal meetings as allowed by the provisions of Sections 13 and 14 of Article III of these by-laws.


                                   ARTICLE VI

                   INDEMNIFICATION OF DIRECTORS AND OFFICERS

         SECTION 1. GENERAL. To the fullest extent permitted by law, the Corporation shall be entitled but not obligated to indemnify any person who is or was a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or other type of proceeding (other than an action by or in the right of the Corporation), whether civil, criminal, administrative, investigative or otherwise, and whether formal or informal, by reason of the fact that such person is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against judgments, amounts paid in settlement, penalties, fines (including an excise tax assessed with respect to any employee benefit plan) and expenses (including attorneys' fees, paralegals' fees and court costs) actually and reasonably incurred in connection with any such action, suit or other proceeding, including any appeal thereof, if such person acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the best interests of the Corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful. The termination of any such action, suit or other





                                      12.

proceeding by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner that such person reasonably believed to be in, or not opposed to, the best interests of the Corporation or, with respect to any criminal action or proceeding, had reasonable cause to believe that such person's conduct was unlawful.

         SECTION 2. ACTIONS BY OR IN THE RIGHT OF THE CORPORATION. To the fullest extent permitted by law, the Corporation shall be entitled but not obligated to indemnify any person who is or was a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or other type of proceeding (as further described in Section 1 of this Article VI) by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees, paralegals' fees and court costs) and amounts paid in settlement not exceeding, in the judgment of the Board of Directors, the estimated expenses of litigating the action, suit or other proceeding to conclusion, actually and reasonably incurred in connection with the defense or settlement of such action, suit or other proceeding, including any appeal thereof, if such person acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the best interests of the Corporation, except that no indemnification shall be made under this Section 2 in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable unless, and only to the extent that, the court in which such action, suit or other proceeding was brought, or any other court of competent jurisdiction, shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnification for such expenses that such court shall deem proper.

         SECTION 3. OBLIGATION TO INDEMNIFY. To the extent that a director or officer has been successful on the merits or otherwise in defense of any action, suit or other proceeding referred to in Section 1 or Section 2 of this
Article VI, or in the defense of any claim, issue or matter therein, such person shall, upon application, be indemnified against expenses (including attorneys' fees, paralegals' fees and court costs) actually and reasonably incurred by such person in connection therewith.

         SECTION 4. DETERMINATION THAT INDEMNIFICATION IS PROPER. Indemnification pursuant to Section 1 or Section 2 of this Article VI, unless made under the provisions of Section 3 of this Article VI or unless otherwise made pursuant to a determination by a court, shall be made by the Corporation only as authorized in the specific case upon a determination that the indemnification is proper in the circumstances because the indemnified person has met the applicable standard of conduct set forth in Section 1 or Section 2 of this Article VI. Such determination shall be made either (1) by the Board of Directors by a majority vote of directors who were not parties to the action, suit or other proceeding to which the indemnification relates, even though less than a quorum; (2) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion; or (3) by the stockholders.





                                     13.

         SECTION 5. EVALUATION AND AUTHORIZATION. Evaluation of the reasonableness of expenses and authorization of indemnification shall be made in the same manner as is prescribed in Section 4 of this Article VI for the determination that indemnification is permissible; provided, however, that if the determination as to whether indemnification is permissible is made by independent legal counsel, the persons who selected such independent legal counsel shall be responsible for evaluating the reasonableness of expenses and may authorize indemnification.

         SECTION 6. PREPAYMENT OF EXPENSES. Expenses (including attorneys' fees, paralegals' fees and court costs) incurred by a director or officer in defending any civil, criminal, administrative or investigative action, suit or other proceeding referred to in Section 1 or Section 2 of this Article VI may, in the discretion of the Board of Directors, be paid by the Corporation in advance of the final disposition thereof upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if such person is ultimately found not to be entitled to indemnification by the Corporation pursuant to this Article VI.

         SECTION 7. NONEXCLUSIVITY AND LIMITATIONS. The indemnification and advancement of expenses provided pursuant to this Article VI shall not be deemed exclusive of any other rights to which a person may be entitled under any law, bylaw, agreement, vote of stockholders or disinterested directors, or otherwise, both as to action in such person's official capacity and as to action in any other capacity while holding office with the Corporation, and shall continue as to any person who has ceased to be a director or officer and shall inure to the benefit of such person's heirs and personal representatives. The Board of Directors may, at any time, approve indemnification of or advancement of expenses to any other person that the Corporation has the power by law to indemnify, including, without limitation, employees and agents of the Corporation. In all cases not specifically provided for in this Article VI, indemnification or advancement of expenses shall not be made to the extent that such indemnification or advancement of expenses is expressly prohibited by law.

         SECTION 8. CONTINUATION OF INDEMNIFICATION RIGHT; DEFINITIONS. Unless expressly otherwise provided when authorized or ratified by this Corporation, indemnification and advancement of expenses as provided for in this Article VI shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person. For purposes of this Article VI, the term "Corporation" includes, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger, so that any person who is or was a director or officer of a constituent corporation, or is or was serving at the request of a constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, is in the same position under this Article VI with respect to the resulting or surviving corporation as such person would have been with respect to such constituent corporation if its separate existence had continued.

         SECTION 9. INSURANCE. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or who is or





                                      14.

was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity or arising out of such person's status as such, whether or not the Corporation would have the power to indemnify such person against the liability under Section 1 or Section 2 of this Article VI.


                                  ARTICLE VII

                               INTERESTED PARTIES

         SECTION 1. GENERAL. No contract or other transaction between the Corporation and any one or more of its directors or any other corporation, firm, association or entity in which one or more of its directors are directors or officers or are financially interested shall be either void or voidable because of such relationship or interest, because such director or directors were present at the meeting of the Board of Directors or of a committee thereof which authorizes, approves or ratifies such contract or transaction or because such director's or directors' votes are counted for such purpose if: (a) the fact of such relationship or interest is disclosed or known to the Board of Directors or committee which authorizes, approves or ratifies the contract or transaction by a vote or consent sufficient for the purpose without counting the votes or consents of such interested directors; (b) the fact of such relationship or interest is disclosed or known to the stockholders entitled to vote on the matter, and they authorize, approve or ratify such contract or transaction by vote or written consent; or (c) the contract or transaction is fair and reasonable as to the Corporation at the time it is authorized by the Board of Directors, a committee thereof or the stockholders.

         SECTION 2. DETERMINATION OF QUORUM. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or a committee thereof which authorizes, approves or ratifies a contract or transaction referred to in Section 1 of this Article VII.

         SECTION 3. APPROVAL BY STOCKHOLDERS. For purposes of Section 1(b) of this Article VII, a conflict of interest transaction shall be authorized, approved or ratified if it receives the vote of a majority of the shares entitled to be counted under this Section 3. Shares owned by or voted under the control of a director who has a relationship or interest in the transaction described in Section 1 of this Article VII may not be counted in a vote of stockholders to determine whether to authorize, approve or ratify a conflict of interest transaction under Section 1(b) of this Article VII. The vote of the shares owned by or voted under the control of a director who has a relationship or interest in the transaction described in Section 1 of this Article VII, shall be counted, however, in determining whether the transaction is approved under other sections of this Corporations Bylaws and law. A majority of those shares that would be entitled, if present, to be counted in a vote on the transaction under this Section 3 shall constitute a quorum for the purposes of taking action under this Section 3.





                                      15.

                                  ARTICLE VIII

                             CERTIFICATES OF STOCK

         SECTION 1. CERTIFICATES FOR SHARES. The shares of stock of the Corporation shall be represented by certificates, provided that the Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of the Corporation's stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Notwithstanding the adoption of such a resolution by the Board of Directors, every holder of stock represented by certificates and upon request every holder of uncertificated shares shall be entitled to have a certificate signed by, or in the name of the Corporation by the Chairman of the Board of Directors, or the President or a Vice President, and by the Treasurer or the Secretary of the Corporation, or as otherwise permitted by law, representing the number of shares registered in certificate form. Any or all the signatures on the certificate may be a facsimile.

         SECTION 2. TRANSFER AGENTS AND REGISTRARS. The Board of Directors may, in its discretion, appoint responsible banks or trust companies in such city or cities as the Board may deem advisable from time to time to act as transfer agents and registrars of the stock of the Corporation; and, when such appointments shall have been made, no stock certificate shall be valid until countersigned by one of such transfer agents and registered by one of such registrars.

         SECTION 3. TRANSFER OF SHARES. Transfers of shares of the Corporation shall be made on the books of the Corporation by the holder of the shares in person or by the holder's lawfully constituted representative, upon surrender of the certificate of stock for cancellation. The person in whose name shares stand on the books of this Corporation shall be deemed by this Corporation to be the owner thereof for all purposes and this Corporation shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person, whether or not it shall have express or other notice thereof, save as expressly provided by the laws of the State of Delaware.

         SECTION 4. LOST CERTIFICATES. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation and alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or the owner's legal representative, to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost or destroyed.





                                      16.

         SECTION 5. SIGNATURES OF PAST OFFICERS. If the person who signed (either manually or in facsimile) a share certificate no longer holds office when the certificate is issued, the certificate shall nevertheless be valid.


                                   ARTICLE IX

                                  RECORD DATE

         In order that the Corporation may determine the stockholders (a) entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or (b) entitled to consent to corporate action in writing without a meeting, or (c) entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date (i) in the case of clause (a) above, shall not be more than sixty nor less than ten days before the date of such meeting, (ii) in the case of clause (b) above, shall not be more than ten days after the date upon which the resolution fixing the record date is adopted by the Board of Directors, and (iii) in the case of clause (c) above, shall not be more than sixty days prior to such action. If for any reason the Board of Directors shall not have fixed a record date for any such purpose, the record date for such purpose shall be determined as provided by law. Only those stockholders of record on the date so fixed or determined shall be entitled to any of the foregoing rights, notwithstanding the transfer of any such stock on the books of the Corporation after any such record date so fixed or determined.

                                  ARTICLE X

                                  DIVIDENDS

1.
         The Board of Directors may from time to time declare, and the Corporation may pay, dividends on its outstanding shares of capital stock in the manner and upon the terms and conditions provided in the Restated Certificate of Incorporation and by law. Subject to the provisions of the Certificate of Incorporation and to law, dividends may be paid in cash or property, including shares of stock or other securities of the Corporation.


                                   ARTICLE XI

                                  FISCAL YEAR

         The fiscal year of the Corporation shall be the period selected by the Board of Directors as the fiscal year.





                                      17.

                                  ARTICLE XII

                                      SEAL

         The corporate seal shall have the name of the Corporation, the word "SEAL" and the year of the incorporation inscribed thereon. In lieu of the corporate seal, when so authorized by the Board of Directors or a duly empowered committee thereof, a facsimile thereof maybe impressed or affixed or reproduced.


                                  ARTICLE XIII

                          STOCK IN OTHER CORPORATIONS

         Shares of stock in other corporations held by the Corporation shall be voted by the President or such officer or officers of the Corporation as the Board of Directors shall from time to time designate for the purpose or by a proxy thereunto duly authorized by said Board.


                                  ARTICLE XIV

                                EMERGENCY BYLAWS

         SECTION 1. SCOPE OF EMERGENCY BYLAWS. The emergency Bylaws provided in this Article XV shall be operative during any emergency, notwithstanding any different provision set forth in the preceding Articles hereof; provided, however, that to the extent not inconsistent with the provisions of this Article XV and the emergency Bylaws, the Bylaws provided in the preceding Articles shall remain in effect during such emergency. For purposes of the emergency Bylaw provisions of this Article XV, an emergency shall exist if a quorum of this Corporation's directors cannot readily be assembled because of some catastrophic event. Upon termination of the emergency, these emergency Bylaws shall cease to be operative.

         SECTION 2. CALL AND NOTICE OF MEETING. During any emergency, a meeting of the Board of Directors may be called by any officer or director of this Corporation. Notice of the date, time and place of the meeting shall be given by the person calling the meeting to such of the directors as it may be feasible to reach by any available means of communication. Such notice shall be given at such time in advance of the meeting as circumstances permit in the judgment of the person calling the meeting.

         SECTION 3. QUORUM AND VOTING. At any such meeting of the Board of Directors, a quorum shall consist of any one or more directors, and the act of the majority of the directors present at such meeting shall be the act of this Corporation.





                                      18.

         SECTION 4.       APPOINTMENT OF TEMPORARY DIRECTORS.

                 (a) The director or directors who are able to be assembled at a meeting of directors during an emergency may assemble for the purpose of appointing, if such directors deem it necessary, one or more temporary directors (the "Temporary Directors") to serve as directors of this Corporation during the term of any emergency.

                 (b) If no directors are able to attend a meeting of directors during an emergency, then such stockholders as may reasonably be assembled shall have the right, by majority vote of those assembled, to appoint Temporary Directors to serve on the Board of Directors until the termination of the emergency.

                 (c) If no stockholders can reasonably be assembled in order to conduct a vote for Temporary Directors, then the President or his or her successor, as determined pursuant to Section 9 of Article IV herein, shall be deemed a Temporary Director of this Corporation, and such President or his or her successor, as the case may be, shall have the right to appoint additional Temporary Directors to serve with him or her on the Board of Directors of this Corporation during the term of the emergency.

                 (d) Temporary Directors shall have all of the rights, duties and obligations of directors appointed pursuant to Article III hereof, provided, however, that a Temporary Director may be removed from the Board of Directors at any time by the person or persons responsible for appointing such Temporary Director, or by vote of the majority of the stockholders present at any meeting of the stockholders during an emergency, and, in any event, the Temporary Director shall automatically be deemed to have resigned from the Board of Directors upon the termination of the emergency in connection with which the Temporary Director was appointed.

         SECTION 5. MODIFICATION OF LINES OF SUCCESSION. Either before or during any emergency, the Board of Directors may provide, and from time to time modify, lines of succession different from that provided in Section 9 of
Article IV in the event that during such an emergency any or all officers or agents of this Corporation shall for any reason be rendered incapable of discharging their duties.

         SECTION 6. CHANGE OF PRINCIPAL OFFICE. The Board of Directors may, either before or during any such emergency, and effective during such emergency, change the principal office of this Corporation or designate several alternative head offices or regional offices, or authorize the officers of this Corporation to do so.

         SECTION 7. LIMITATION OF LIABILITY. No officer, director or employee acting in accordance with these emergency Bylaws during an emergency shall be liable except for willful misconduct.





                                      19.

         SECTION 8. AMENDMENT OR REPEAL. These emergency Bylaws shall be subject to amendment or repeal by further action of the Board of Directors or by action of the stockholders, but no such amendment or repeal shall affect the validity of any action taken prior to the time of such amendment or repeal. Any amendment of these emergency Bylaws may make any further or different provision that may be practical or necessary under the circumstances of the emergency.

                                   ARTICLE XV

                                   AMENDMENTS

         The Board of Directors shall be authorized to make, amend, alter, change, add to or repeal the Bylaws of the Corporation in any manner not inconsistent with the laws of the State of Delaware, subject to the power of the stockholders to amend, alter, change, add to or repeal the Bylaws made by the Board of Directors. Notwithstanding anything contained in these Bylaws to the contrary, the affirmative vote of the holders of at least eighty percent (80%) in voting power of all the shares of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required in order for the stockholders to alter, amend or repeal any provision of the Bylaws which is to the same effect as Article Fifth, Article Sixth, and Article Eighth of the Restated Certificate of Incorporation of this Corporation or to adopt any provision inconsistent therewith.

                                  ARTICLE XVI

                PRECEDENCE OF LAW AND ARTICLES OF INCORPORATION

         Any provision of the Certificate of Incorporation of this Corporation shall, subject to law, control and take precedence over any provision of these Bylaws inconsistent therewith.





                                      20.